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                                                                    EXHIBIT 12.1

     STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


MERCURY GENERAL CORPORATION


                                       Three Months
                                           Ended                   Year Ended December 31
                                         March 31,    ----------------------------------------------------
                                            2001        2000       1999       1998       1997       1996
                                       ------------   --------   --------   --------   --------   --------
                                                       (Amounts in millions, except ratios)

EARNINGS

Income Before Income Taxes               $ 28,597     $128,555   $168,539   $235,280   $209,779   $136,590
Fixed Charges                               2,494        9,789      7,354      6,695      6,656      3,474
                                         --------     --------   --------   --------   --------   --------
  Adjusted Earnings                      $ 31,091     $138,344   $175,893   $241,975   $216,435   $140,064
                                         ========     ========   ========   ========   ========   ========

FIXED CHARGES

Interest Expense                         $  1,863     $  7,292   $  4,960   $  4,842   $  4,976   $  2,004
Portion of Rents Deemed Representative
     Of Interest Factor (1)                   631        2,497      2,394      1,853      1,680      1,470
                                         --------     --------   --------   --------   --------   --------
  Total Fixed Charges                    $  2,494     $  9,789   $  7,354   $  6,695   $  6,656   $  3,474
                                         ========     ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES           12.5         14.1       23.9       36.1       32.5       40.3
                                         ========     ========   ========   ========   ========   ========
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(1) Generally deemed to be one-third of rental expense.